UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2005

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

202 South Wheeler Street

Plant City, FL 33563

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

Biodiesel Technologies, Inc. a 100% owned subsidiary of UTEK Corporation (AMEX: UTK) was acquired by Kwikpower International plc in a securities exchange. Kwikpower International plc issued a £1.25 million convertible debenture to UTEK Corporation in exchange for 100% of the issued and outstanding shares of Biodiesel Technologies, Inc. The value of the consideration received in this transaction will be determined based on a valuation in accordance with UTEK’s valuation policy as of the closing date of the transaction.

Biodiesel Technologies, Inc. holds a license to a process that enables the conversion of rape oil into bio-diesel for sale using a mobile, truck mounted refinery. The technology was developed by researchers at the University of Cambridge and is being licensed by Cambridge Enterprise (Cambridge University Technical Services Ltd.)

The amount of consideration was determined by arms-length negotiations between the parties. The exchange was consummated on September 30, 2005 in accordance with applicable law.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2005	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer